    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2000
                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              -------------------

                             TELETECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


Delaware                                             84-1291044
(State or other jurisdiction of                      (I.R.S. Employee
incorporation or organization)                       Identification No.)


                         1700 Lincoln Street, Suite 1400
                             Denver, Colorado 80203
                                 (303) 894-4000
    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)


    TELETECH HOLDINGS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

       TELETECH HOLDINGS, INC. AMENDED AND RESTATED 1999 STOCK OPTION AND
                                  INCENTIVE PLAN
                            (Full title of the plans)

                              -------------------

                             James B. Kaufman, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                             TeleTech Holdings, Inc.
                         1700 Lincoln Street, Suite 1400
                             Denver, Colorado 80203
                                 (303) 894-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities         Amount to be             Proposed maximum           Proposed Maximum Aggregate         Amount of
to be Registered             registered (1)     Offering price per share (2)        Offering Price (2)        Registration Fee (3)
-----------------------     ---------------     ---------------------------     --------------------------    --------------------
Common Stock, par value      5,200,000                 $ 24.15625                    $ 125,612,500                 $ 33,161.70
$.01 per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(3) The registration fee, $33,161.70, has been calculated as follows: 0.000264 of $24.15625 (the average of the high and low sales prices of the Company's Common Stock as reported on the Nasdaq National Market on September 28,
     2000) multiplied by 5,200,000 shares of Common Stock being registered hereby.

                                EXPLANATORY NOTE

     Pursuant to Instruction E of Form S-8, this Registration Statement registers (i) an additional 200,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of TeleTech Holdings, Inc. ("TeleTech" or the "Company"), issuable under the the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"); and (ii) 5,000,000 additional shares of Common Stock under the Company's Amended and Restated 1999 Stock Option and Incentive Plan (the "1999 Plan"). On December 10, 1996, the Company filed Registration Statement No. 333-17569 with the Securities and Exchange Commission ("SEC") to register 200,000 shares under the ESPP, and on July 7, 1999, the Company filed Registration Statement No. 333-82405 with the SEC to register 5,000,000 shares under the 1999 Plan. We incorporate the contents of Registration Statement Nos. 333-17569 and 333-82405 by reference to the extent not amended hereby.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the ESPP and 1999 Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, ESPP and 1999 Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. We will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish the SEC or its staff with a copy or copies of any or all documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" certain information that we file with the SEC. Information incorporated by reference is considered a part of this registration statement, and later information filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. We incorporate by reference the documents listed below and any future filings made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

     1.   Our annual report on Form 10-K for the year ended December 31, 1999;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     3. Our current reports on Form 8-K filed on August 25, 2000, and September 6, 2000; and

     4. The description of our Common Stock contained in our Registration Statement on Form 8-A which was filed on July 19, 1996 pursuant to
          Section 12 of the Exchange Act.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated herein by reference modifies or supersedes such earlier incorporated statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware General Corporation Law, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Although Delaware General Corporation Law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is for such expenses only permitted to the extent that the Court of Chancery, or the court in which the action or suit was brought, determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the Court of Chancery, or such other court, deems proper.

     The determination, with respect to a person who is a director of officer at the time of such determination, as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Delaware General Corporation Law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise defense of any action, suit or proceeding covered by the statute, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, Delaware General Corporation Law provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. TeleTech's Restated Certificate of Incorporation provides that TeleTech shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware General Corporation Law. TeleTech also is authorized to secure insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, TeleTech maintains liability insurance for the benefit of its directors and officers.

     The registrant maintains liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS

Exhibit
  No.     Description
-------   -----------
  5.1     Opinion of James B. Kaufman regarding the legality of the Common Stock being registered.

  23.1    Consent of James B. Kaufman (included in Exhibit 5.1)

  23.2    Consent of Arthur Andersen LLP

  99.1    TeleTech Holdings, Inc. Amended and Restated Employee Stock Purchase Plan

  99.2    TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan

ITEM 9. UNDERTAKINGS.

          (a)     The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TeleTech Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 2, 2000.


                                       TELETECH HOLDINGS, INC.


                                       By: /s/ James B. Kaufman
                                           --------------------------
                                           James B. Kaufman
                                           Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on October 2, 2000 by the following persons in the capacities indicated:

Signature                                            Title
---------                                            -----
PRINCIPAL EXECUTIVE OFFICER

/s/ Scott D. Thompson             Chief Executive Officer and President
-----------------------------
Scott D. Thompson

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER

/s/ Michael E. Foss               Chief Financial Officer and President TeleTech
-----------------------------     Companies Group
Michael E. Foss

DIRECTORS

/s/ Kenneth D. Tuchman            Chairman of the Board
-----------------------------
Kenneth D. Tuchman

/s/ James E. Barlett
-----------------------------
James E. Barlett

/s/ Rod Dammeyer
-----------------------------
Rod Dammeyer

/s/ George Heilmeier
-----------------------------
George Heilmeier


-----------------------------
Morton H. Meyerson

/s/ Alan Silverman
-----------------------------
Alan Silverman

/s/ Scott D. Thompson
-----------------------------
Scott D. Thompson

Dated:  October 2, 2000

                                 EXHIBIT INDEX

Exhibit
  No.                         Description of Exhibit
-------                       ----------------------
  5.1     Opinion of James B. Kaufman regarding the legality of the Common Stock being registered.

  23.1    Consent of James B. Kaufman (included in Exhibit 5.1)

  23.2    Consent of Arthur Andersen LLP

  99.1    TeleTech Holdings, Inc. Amended and Restated Employee Stock Purchase Plan

  99.2    TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan